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                                                                   EXHIBIT 23.3



                       [KPMG PEAT MARWICK LLP LETTERHEAD]













                              ACCOUNTANTS' CONSENT


The Board of Directors
Aqua-Chem, Inc.:


We consent to the use of our report on the financial statements of National Dynamics Corporation included herein and to the references to our firm under the headings "Selected Financial Data of NDC" and "Independent Auditors" in the Prospectus.


/s/ KPMG Peat Marwick LLP
-------------------------
    KPMG Peat Marwick LLP

Omaha, Nebraska
November 13, 1998